EXHIBIT (2)
                           PURCHASE AND SALE AGREEMENT


                                   DATED AS OF


                                   MAY 1, 1999


                                     BETWEEN


                                 N' TANDEM TRUST


                                       AND


                           WINDSOR PARK PROPERTIES 4,


                        a California Limited Partnership





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                                                                     EXHIBIT (2)


                           PURCHASE AND SALE AGREEMENT


     Purchase and Sale Agreement dated May 1, 1999 between N' Tandem Trust, an unincorporated California business trust (the "Buyer"), and Windsor Park Properties 4, a California limited partnership (the "Seller"), relating to the purchase by the Buyer from the Seller of certain real property, and ownership interests in real property, as more particularly described herein. Buyer and Seller hereby agree as follows:

                                   ARTICLE I

                  PURCHASE OF PROPERTY AND OWNERSHIP INTERESTS

     1.1 Purchase of Property and Ownership Interests. At the Closing described in Paragraph 2.1, the Buyer will purchase the property (the "Property") and ownership interests in properties ("Ownership Interests") described in Exhibit A hereto, and the Seller shall transfer the Property and Ownership Interests to the Buyer free and clear of all liens (the "Sales").

     1.2 Purchase Price. The aggregate purchase price for the Property and Ownership Interests is $11,871,750 subject to the following adjustments: to the extent that the Property, or any property underlying any Ownership Interest (each, an "Underlying Property"), fails to be free and clear of all mortgage indebtedness and/or other liens, Buyer shall receive at the Closing a credit against the Purchase Price (i) in the case of mortgage indebtedness and/or other liens encumbering the Property as of the closing date, in an amount equal to such mortgage indebtedness and/or other liens, and (ii) in the case of mortgage indebtedness and/or other liens encumbering any Underlying Property as of the closing date, an amount equal to such mortgage indebtedness and/or other liens times the percentage ownership of such Underlying Property allocable or attributable to the Ownership Interest, as set forth in Exhibit A.

                                   ARTICLE II

                                   THE CLOSING

     2.1 Time and Place of Closing. The closing (the "Closing") of the purchase of the Property and Ownership Interests will take place at the offices of Rogers & Wells, 200 Park Avenue, New York, New York, at 1:00 P.M. New York City time, on the day (the "Closing Date") which is the 15th day following the approval of the sale of the Property and Ownership Interests by holders of a majority of units of limited partnership interest of Seller, or such other date as may be agreed to by Buyer and Seller.

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     2.2 Seller's Actions at Closing. At the Closing, the Seller shall deliver to Buyer (i) a deeds of conveyance in proper form for recording relating to the Property and the Big Country Estates and Harmony Ranch Ownership Interests, (ii) an Assignment Agreement, in form and substance satisfactory to Buyer, assigning to Buyer all of Seller's right, title and Interest in and to the Ownership Interests, and (iii) such other documents and instruments, and take such other action, as may be necessary or desirable to effect the transfer of the Property and the Ownership Interests to Buyer, in accordance with this Agreement.

     2.3 Buyer's Actions at Closing. At the Closing, the Buyer will deliver to the Seller the following:

     (a) A certified or bank cashier's check, or evidence of a wire transfer of immediately available funds to an account specified by the Seller at least 24 hours before the Closing, in an amount equal to the Purchase Price.

     2.4 Closing Costs, with respect to the Sunset Vista Property, and the Big Country Estates and Harmony Ranch Ownership Interests, Seller shall pay at the Closing such closing costs as are customarily paid by Sellers of real property in Colorado. Buyer shall be responsible for all other closing costs relating to the transfer of the Property and Ownership Interests payable at the Closing.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     3.1 Buyer's Representations and Warranties. The Buyer represents and warrants to the Seller as follows:

     (a) The Buyer is a an unincorporated California business duly formed and validly existing under the laws of the State of California.

     (b) The Buyer has all trust power and authority necessary to enable it to enter into this Agreement and carry out the transactions contemplated by this Agreement. All trust actions necessary to authorize the Buyer to enter into this Agreement and carry out the transactions contemplated by it have been taken. This Agreement has been duly executed by the Buyer and is a valid and binding agreement of the Buyer, enforceable against the Buyer in accordance with its terms.

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                                   ARTICLE IV

                          ACTIONS PRIOR TO THE CLOSING

     4.1 Activities Until Closing Date. From the date of this Agreement to the Closing Date, the Seller will, except with the written consent of the Buyer:

     (a) Operate its businesses in the ordinary course and in a manner consistent with the manner in which they are being operated at the date of this Agreement.

     4.2 Seller's Efforts to Fulfill Conditions. The Seller will use its best efforts to cause all the conditions set forth in Paragraph 5.1 to be fulfilled prior to or at the Closing.

     4.3 Buyer's Efforts to Fulfill Conditions. The Buyer will use its best efforts to cause all the conditions contained in Paragraph 5.1 to be fulfilled prior to or at the Closing.

                                   ARTICLE V

                         CONDITIONS PRECEDENT TO CLOSING

     5.1 Conditions to Buyer's Obligations. The obligations of the Buyer at the Closing are subject to satisfaction of the following conditions:

     (a) the holders of not less than a majority of the issued and outstanding units of limited partnership interest of the Seller shall have approved the Sales.

                                   ARTICLE VI

                                   TERMINATION

     6.1 Right to Terminate. This Agreement may be terminated at any time prior to the Closing:

     (a) By mutual consent of the Buyer and the Seller.

     (b) By either the Buyer or the Seller if, without fault of the terminating party, the Closing does not occur on or before September 30, 1999.

     (c) By the Buyer or the Seller if the condition in Paragraph 5.1 is not satisfied on or before the Closing Date.

     6.2 Effect of Termination. If this Agreement is terminated pursuant to Paragraph 6.1, after this Agreement is terminated, neither party will have any further rights or obligations under this

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Agreement. Nothing contained in this Paragraph will, however, relieve either party of liability for any breach of this Agreement which occurs before this Agreement is terminated.

                                  ARTICLE VII

                                     GENERAL

     7.1 Expenses. Except as otherwise provided herein, the Buyer and the Seller will each pay its own expenses in connection with the transactions which are the subject of this Agreement, including legal fees.

     7.2 Entire Agreement. This Agreement and the documents to be delivered in accordance with this Agreement contain the entire agreement between the Buyer and the Seller relating to the transactions which are the subject of this Agreement. There are no representations, warranties, understandings or agreements concerning the transactions which are the subject of this Agreement other than those expressly set forth in this Agreement.

     7.3 Captions. The captions of the articles and paragraphs of this Agreement are for reference only, and do not affect the meaning or interpretation of this Agreement.

     7.4 Assignments. Neither this Agreement nor any right of any party under it may be assigned.

     7.5 Notices and Other Communications. Any notice or other communication under this Agreement must be in writing and will be deemed given when delivered in person or sent by facsimile (with proof of receipt at the number to which it is required to be sent), or on the third business day after the day on which mailed by first class mail from within the United States of America, to the following addresses (or such other address as may be specified after the date of this Agreement by the party to which the notice or communication is sent):

     If to the Seller:

              Windsor Park Properties 4
              6430 S. Quebec Street
              Englewood, CO 80111

     If to the Buyer:

              N' Tandem Trust
              6430 S. Quebec Street

              Englewood, CO 80111

              with a copy to:


              Rogers & Wells
              200 Park Avenue
              New York, New York 10166
              Facsimile No.:  (212) 878-8375

              Attention: Jay L. Bernstein, Esq.

     7.6 Governing Law. This Agreement will be governed by, and construed under, the substantive laws of the State of New York.

     7.7 Amendments. This Agreement may be amended only by a document in writing signed by both the Buyer and the Seller.

     7.8 Counterparts. This Agreement may be executed in two or more counterparts, some of which may be signed by fewer than all the parties or may contain facsimile copies of pages signed by some of the parties. Each of those counterparts some of which may contain the signatures of fewer than all the parties or may contain facsimile copies of pages signed by some of the parties. Each of those counterparts will be deemed to be an original, but all of them together will constitute one and the same agreement.

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         IN WITNESS WHEREOF, the Buyer and the Seller have executed this
Agreement, intending to be legally bound by it, on the day shown on the first page of this Agreement.

SELLER:

WINDSOR PARK PROPERTIES 4,
a California Limited Partnership

By: The Windsor Corporation,
    ------------------------------
    General Partner



      By: /s/ Steven G. Waite
          ------------------------------
          Steven G. Waite
          President


BUYER:

N' TANDEM TRUST




      By: /s/ Gary P. McDaniel
          ------------------------------
          Gary P. McDaniel
          Trustee

                                                                       EXHIBIT A


                                                                                      Debt            Estimated Net
                                                               Purchase Price of   Attributable       Purchase Price
                                                                  Property or     to Property or            of
                                             Nature of        Ownership Interest    Ownership          Property or
                                            Ownership         Based on Appraised     Interest           Ownership
Name of Property        Ownership %          Interest               Value         as of 12/31/98         Interest
----------------        -----------          --------               -----         --------------         --------

Sunset Vista                100%             Fee Simple          $ 3,800,000        $         0        $ 3,800,000
   Magna, UT
Big Country Estates          60%           Deed and Joint        $ 1,620,000        $         0        $ 1,620,000
   Cheyenne, WY                               Venture
Harmony Ranch                75%           Deed and Joint        $ 1,762,500        $   900,000        $   862,500
   Thonotosassa, FL                           Venture
Rancho Margate               33%            Partnership          $ 2,112,000        $ 1,209,000        $   903,000
   Margate, FL                               Interest
Winter Haven                 33%            Partnership          $ 1,221,000        $   531,400        $   689,600
   Winter Haven, FL                          Interest
Apache East                  25%            Partnership          $   495,000        $   274,600        $   220,400
   Phoenix, AZ                               Interest
Denali Park                  25%            Partnership          $   861,250        $   477,800        $   383,450
   Phoenix, AZ                               Interest            -----------        -----------        -----------
       Total                                                     $11,871,750        $ 3,392,800        $ 8,478,950
                                                                 ===========        ===========        ===========

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



                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I PURCHASE OF PROPERTY AND OWNERSHIP INTERESTS .....................   1

         1.1 Purchase of Property and Ownership Interests ..................   1

         1.2 Purchase Price ................................................   1

ARTICLE II THE CLOSING .....................................................   1

         2.1 Time and Place of Closing .....................................   1

         2.2 Seller's Actions at Closing ...................................   2

         2.3 Buyer's Actions at Closing ....................................   2

         2.4 Closing Costs .................................................   2

ARTICLE III REPRESENTATIONS AND WARRANTIES .................................   2

         3.1 Buyer's Representations and Warranties ........................   2

ARTICLE IV ACTIONS PRIOR TO THE CLOSING ....................................   3

         4.1 Activities Until Closing Date .................................   3

         4.2 Seller's Efforts to Fulfill Conditions ........................   3

         4.3 Buyer's Efforts to Fulfill Conditions .........................   3

ARTICLE V CONDITIONS PRECEDENT TO CLOSING ..................................   3

         5.1 Conditions to Buyer's Obligations .............................   3

ARTICLE VI TERMINATION .....................................................   3

         6.1 Right to Terminate ............................................   3

         6.2 Effect of Termination .........................................   3

ARTICLE VII GENERAL ........................................................   4

         7.1 Expenses ......................................................   4

         7.2 Entire Agreement ..............................................   4

         7.3 Captions ......................................................   4

         7.4 Assignments ...................................................   4

         7.5 Notices and Other Communications ..............................   4

         7.6 Governing Law .................................................   5

         7.7 Amendments ....................................................   5

         7.8 Counterparts ..................................................   5


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